UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Realty Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	33-0580106
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11995 El Camino Real, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-275868.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Realty Income Corporation (the “Company”) hereby incorporates by reference herein the description of its 6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to be registered hereunder, set forth under the heading “Description of Capital Stock – Preferred Stock – Realty Income Series A Preferred Stock” in the Registration Statement on Form S-4 (File No. 333-275868) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on December 1, 2023, as amended by Amendment No. 1, filed on December 15, 2023. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation of Realty Income Corporation, as amended by amendment No. 1 dated May 10, 2005, and amendment No. 2 dated May 10, 2005 (filed as exhibit 3.1 to Realty Income Corporation’s Form 10-Q for the quarter ended June 30, 2005 (File No. 033-69410) and incorporated herein by reference).
3.2	Articles of Amendment dated July 29, 2011 (filed as exhibit 3.1 to Realty Income Corporation’s Form 8-K, filed on August 2, 2011 (File No. 001-13374) and incorporated herein by reference).
3.3	Articles of Amendment dated June 21, 2012 (filed as exhibit 3.1 to Realty Income Corporation’s Form 8-K, filed on June 21, 2012 (File No. 001-13374) and incorporated herein by reference).
3.4	Articles of Amendment dated May 14, 2019 (filed as exhibit 3.1 to Realty Income Corporation’s Form 8-K, filed on May 16, 2019 (File No. 001-13374) and incorporated herein by reference).
3.5	Articles of Amendment dated May 17, 2022 (filed as exhibit 3.1 to Realty Income Corporation’s Form 8-K, filed on May 19, 2022 (File No. 001-13374) and incorporated herein by reference).
3.6	Amended and Restated Bylaws of Realty Income Corporation dated November 3, 2023 (filed as exhibit 3.1 to Realty Income Corporation’s Form 10-Q, filed on November 7, 2023 (File No. 001-13374) and incorporated herein by reference).
3.7	Articles Supplementary dated June 30, 1998, establishing the terms of Realty Income Corporation’s Class A Junior Participating Preferred Stock (filed as exhibit A to exhibit 1 of Form 8-A12B, filed on June 26, 1998 (File No. 001-13374) and incorporated herein by reference).
3.8	Articles Supplementary dated May 24, 1999, establishing the terms of Realty Income Corporation’s 9 3/8% Class B Cumulative Redeemable Preferred Stock (filed as exhibit 4.1 on Form 8-K, filed on May 25, 1999 (File No. 001-13374) and incorporated herein by reference).
3.9	Articles Supplementary dated July 28, 1999, establishing the terms of Realty Income Corporation’s 9 1/2% Class C Cumulative Redeemable Preferred Stock (filed as exhibit 4.1 on Form 8-K, filed on July 30, 1999 (File No. 001-13374) and incorporated herein by reference).
3.10	Articles Supplementary dated May 24, 2004, and the Articles Supplementary dated October 18, 2004, establishing the terms of Realty Income Corporation’s 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock (filed as exhibit 3.8 on Form 8-A12B, filed on May 25, 2004 (File No. 001-13374) and incorporated herein by reference).
3.11	Articles Supplementary dated November 30, 2006, establishing the terms of Realty Income Corporation’s 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock (filed as exhibit 3.5 on Form 8-A12B, filed on December 5, 2006 (File No. 001-13374) and incorporated herein by reference).
3.12	Articles Supplementary to the Articles of Incorporation of Realty Income Corporation classifying and designating the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated February 3, 2012 (the “First Class F Articles Supplementary”) (filed as exhibit 3.1 to Realty Income Corporation’s Form 8-K, filed on February 3, 2012 (File No. 001-13374) and incorporated herein by reference).
3.13	Certificate of Correction to the First Class F Articles Supplementary, dated April 11, 2012 (filed as exhibit 3.2 to Realty Income Corporation’s Form 8-K, filed on April 17, 2012 (File No. 001-13374) and incorporated herein by reference).
3.14	Articles Supplementary to the Articles of Incorporation of Realty Income Corporation classifying and designating additional shares of the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated April 17, 2012 (filed as exhibit 3.3 to Realty Income Corporation’s Form 8-K, filed on April 17, 2012 (File No. 001-13374) and incorporated herein by reference).
3.15*	Articles Supplementary to the Articles of Incorporation of Realty Income Corporation classifying and designating the 6.000% Series A Cumulative Redeemable Preferred Stock.
4.1*	Form of Specimen Certificate for Realty Income’s 6.000% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 22, 2024

REALTY INCOME CORPORATION

By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary